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                                                                   Exhibit 10.7


                  1997 HARTFORD LIFE, INC. INCENTIVE STOCK PLAN


1. PURPOSE

   The purpose of the 1997 Hartford Life, Inc. Incentive Stock Plan is to motivate and reward superior performance on the part of employees of Hartford Life, Inc. and its subsidiaries and Participating Companies and to thereby attract and retain employees of superior ability. In addition, the Plan is intended to further opportunities for stock ownership by such employees in order to increase their proprietary interest in the Company, and, as a result, their interest in the success of the Company. Awards will be made, in the discretion of the Committee, to Key Employees (including officers and directors who are also employees) whose responsibilities and decisions directly affect the performance of any Participating Company and its subsidiaries. Such incentive awards may consist of stock options, stock appreciation rights payable in stock or cash, performance shares, restricted stock or any combination of the foregoing, as the Committee may determine.

2. DEFINITIONS

   When used herein, the following terms shall have the following meanings:

   "ACCELERATION EVENT" means the occurrence of an event defined in Section 9 of the Plan.

   "ACT" means the Securities Exchange Act of 1934.

   "ANNUAL LIMIT" means the maximum number of shares of Stock for which Awards may be granted under the Plan in each Plan Year as provided in Section 3 of the Plan.

   "AWARD" means an award granted to any Key Employee in accordance with the provisions of the Plan in the form of Options, Rights, Performance Shares or Restricted Stock, or any combination of the foregoing.

   "AWARD AGREEMENT" means the written agreement evidencing each Award granted to a Key Employee under the Plan.

   "BENEFICIARY" means the beneficiary or beneficiaries designated pursuant to
Section 10 to receive the amount, if any, payable under the Plan upon the death of a Key Employee.

   "BOARD" means the Board of Directors of the Company.



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   "RESTRICTED STOCK" means Stock awarded under Section 7 of the Plan subject to such restrictions as the Committee deems appropriate or desirable.

   "RIGHT" means a stock appreciation right awarded in connection with an Option under Section 5 of the Plan.

   "STOCK" means the Class A common stock ($.01 par value) of the Company.

   "TOTAL DISABILITY" means the complete and permanent inability of a Key Employee to perform all of his or her duties under the terms of his or her employment with any Participating Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

   "Transferee" means any person or entity to whom or to which a non-qualified stock option has been transferred and assigned in accordance with Section 5(h) of the Plan."

3. SHARES SUBJECT TO THE PLAN

   The aggregate number of shares of Stock which may be awarded under the Plan in any Plan Year shall be subject to an annual limit. The maximum number of shares of Stock for which Awards may be granted under the Plan in each Plan Year shall be 1.5 percent (1.5%) of the total of the issued and outstanding shares of Class A common Stock and Class B Common Stock, and Class A and Class B Treasury Stock as reported in the Annual Report on Form 10-K of the Company for the fiscal year ending immediately prior to any Plan Year, except that for the Plan year that includes the initial public offering of stock of the Company, such maximum number shall be 1.5% of the issued and outstanding shares of Class A common stock and Class B Common Stock, of the Company immediately following such offering (excluding shares issued by virtue of underwriters' over-allotments). Any unused portion of the Annual Limit for any Plan Year shall be carried forward and be made available for awards in succeeding Plan Years.

   In addition to the foregoing, in no event shall more than five million (5,000,000) shares of Stock be cumulatively available for Awards of incentive Stock options under the Plan, and provided further, that no more than twenty percent (20%) of the total number of shares on a cumulative basis shall be available for restricted stock and performance shares Awards. For any Plan Year, no individual employee may receive an Award of Stock options for more than the lesser of (i) ten percent (10%) of the Annual Limit on available shares applicable to that Plan Year and (ii) 500,000 shares; except that, for the Plan Year that follows initial public offering of stock of the Company, each individual employee may receive in addition to the foregoing limit that number of substitute Stock options equitably determined by the Committee to be required to replace ITT Hartford Group, Inc. stock options surrendered by such employee in connection with such offering.


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with the grant of the Option or at any time thereafter during the term of the
Option; (iii) determine the number of shares of Stock subject to each Option or the number of shares of Stock that shall be used to determine the value of a Right; and (iv) determine the time or times when and the manner in which each Option or Right shall be exercisable and the duration of the exercise period.

   (b) Any option issued hereunder which is intended to qualify as an Incentive Stock Option shall be subject to such limitations or requirements as may be necessary for the purposes of Section 422 of the Code or any regulations and rulings thereunder to the extent and in such form as determined by the Committee in its discretion.

   (c) The exercise period for a non-qualified Stock option and any related Right shall not exceed ten years and two days from the date of grant, and the exercise period for an Incentive Stock Option and any related Right shall not exceed ten years from the date of grant.

   (d) The Option price per share shall be determined by the Committee at the time any Option is granted and shall be not less than the Fair Market Value of one share of Stock on the date the Option is granted.

   (e) No part of any Option or Right may be exercised until the Key Employee who has been granted the Award shall have remained in the employ of a Participating Company for such period after the date of grant as the Committee may specify, if any, and the Committee may further require exercisability in installments.

   (f) The purchase price of the shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise either in cash or Stock already owned by the optionee having a total Fair Market Value equal to the purchase price, or a combination of cash and Stock having a total fair market value, as so determined, equal to the purchase price. The Committee shall determine acceptable methods for tendering Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Stock to exercise an Option as it deems appropriate.

   (g) In case of termination of employment, the following provisions shall apply:

      (A) If a Key Employee who has been granted an Option shall die before such Option has expired, his or her Option may be exercised in full by (i) the person or persons to whom the Key Employee's rights under the Option pass by will, or if no such person has such right, by his or her executors or administrators; (ii) his or her Transferee(s) (with respect to non-qualified stock options); or (iii) his or her Beneficiary designated pursuant to
   Section 10, at any time, or from time to time, within five years after the date of the Key Employee's death or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(c) above.


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      (B) If the Key Employee's employment by any Participating Company terminates because of his or her Retirement or Total Disability, he or she may exercise his or her Options in full at any time, or from time to time, within five years after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in
   Section 5(d) above. Any such Options not fully exercisable immediately prior to such optionee's retirement shall become fully exercisable upon such retirement unless the Committee, in its sole discretion, shall otherwise determine.

      (C) Except as provided in Section 9, if the Key Employee shall voluntarily resign before eligibility for Retirement or he or she is terminated for cause as determined by the Committee, the Options or Rights shall be canceled coincident with the effective date of the termination of employment.

      (D) If the Key Employee's employment terminates for any other reason, he or she may exercise his or her Options, to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within three months after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(c) above.

   (h) Except as provided in this Section 5(h), no Option or Right granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option or Right shall be exercisable only by the Key Employee to whom the Option or Right is granted (or his or her estate or designated beneficiary). Notwithstanding the foregoing, all or a portion of a non-qualified stock option may be transferred and assigned by such persons designated by the Committee, to such persons designated by the Committee, and upon such terms and conditions as the Committee may from time to time authorize and determine in its sole discretion.

   (i) With respect to an Incentive Stock Option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an "incentive stock option" within the meaning of Section 422 of the Code.

   (j) With respect to the exercisability and settlement of Rights:

      (i) Upon exercise of a Right, the Key Employee shall be entitled, subject to such terms and conditions the Committee may specify, to receive upon exercise thereof all or a portion of the excess of (A) the Fair Market Value of a specified number of shares of Stock at the time of exercise, as determined by the Committee, over (B) a specified amount which shall not, subject to Section 5(e), be less than the Fair Market Value of such specified number of shares of Stock at the time the Right is granted. Upon exercise of a Right, payment of such excess shall be made as the Committee shall specify in cash, the issuance or transfer to the Key Employee of whole shares of Stock with a Fair Market Value at such time equal to any excess, or a


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   an Incentive Stock Option, the Fair Market Value of the Stock at the time of such exercise shall be substituted for the Formula Price. Each such Limited Stock Appreciation Right shall be exercisable only during the period beginning on the first business day following the occurrence of such Acceleration Event and ending on the 60th day following such date and only to the same extent the related Option is exercisable. Upon exercise of a Limited Stock Appreciation Right and surrender of the related Option, or portion thereof, such Option, to the extent surrendered, shall not thereafter be exercisable.

      (v) The restrictions applicable to Awards of Restricted Stock issued pursuant to Section 7 shall lapse upon the occurrence of an Acceleration Event and the Company shall issue Stock certificates without a restrictive legend. Key Employees holding Restricted Stock on the date of an Acceleration Event may tender such Restricted Stock to the Company which shall pay the Formula Price as that term is defined in Section 9; provided, such Restricted Stock must be tendered to the Company within 60 calendar days of the Acceleration Event.

      (vi) If an Acceleration Event occurs during the course of a Performance Period applicable to an Award of Performance Shares pursuant to Section 6, then the Key Employee shall be deemed to have satisfied the Performance Objectives and settlement of such Performance Shares shall be based on the Formula Price, as defined in this Section 9.

10. BENEFICIARY

   (a) Each Key Employee and/or his or her Transferee may file with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. A Key Employee or Transferee may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Key Employee's or Transferee's death, as the case may be, and in no event shall it be effective as of a date prior to such receipt.

   (b) If no such Beneficiary designation is in effect at the time of a Key Employee's or Transferee's death, as the case may be, or if no designated Beneficiary survives the Key Employee or Transferee or if such designation conflicts with law, the Key Employee's or Transferee's estate as the case may be, shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.


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